                                                            Exhibits 5 and 23(a)

                                   LETTERHEAD

                                  July 31, 2002

First Albany Companies Inc.
30 S. Pearl Street
Albany, New York 12207-1599


         Re: Registration Statement on Form S-8 of First Albany Companies Inc. Relating to the Issuance of Shares of Common Stock Pursuant to the First Albany Companies Inc. 1999 Long-Term Incentive Plan

Ladies and Gentlemen:

         We have acted as counsel to First Albany Companies Inc., a New York corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, (the "Act") relating to the offering of up to 1,600,000 shares of the Company's Common Stock, to be issued pursuant to the provisions of the First Albany Companies Inc. 1999 Long-Term Incentive Plan (the "Plan"), as amended and restated effective as of March 28, 2002. We have examined such records, documents, statutes and decisions as we have deemed relevant in rendering this opinion.

         We are of the opinion that when:

         (a) the applicable provisions of the Act and of State securities or blue sky laws shall have been complied with;

         (b) the Company's Board of Directors shall have duly authorized the issuance of the Shares; and

         (c) the Shares shall have been duly issued and paid for in an amount not less than par value of $.01 per share.

         We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under
Section 7 of the Act or the rules or regulations of the Commission thereunder.

                                         Very truly yours,

                                         /s/ Milbank, Tweed, Hadley & McCloy LLP





HSK/MLW


                                       7